Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-207630) of our report dated March 23, 2017 related to the consolidated financial statements of Adesto Technologies Corporation, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

March 23, 2017